EXHIBIT A
No. R-	CUSIP NO. 247109 BH 3
[FORM OF 5.00% NOTE DUE NOVEMBER 15, 2014]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (DTC), TO DELMARVA POWER & LIGHT COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.

          DELMARVA POWER & LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware and the Commonwealth of Virginia (herein called the Company, which term includes any successor person under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS on November 15, 2014, and to pay interest on said principal sum semi-annually on November 15 and May 15 of each year (each an Interest Payment Date), commencing May 15, 2005, at the rate of 5.00% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from November 19, 2004 to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day with the same force and effect as if made on the Interest Payment Date (and without any interest or other payment in respect of such delay). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the first calendar day of the month in which such Interest Payment Date occurs; provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as

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may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payment of the principal of and premium, if any, and interest on this Security payable at maturity will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York. Interest on this Security payable prior to maturity shall be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the Person entitled thereto. So long as the Securities of this series are registered in the name of The Depository Trust Company or a nominee thereof, all payments of principal, premium, if any, and interest in respect of the Securities of this series will be made in immediately available funds. All payments of principal of and premium, if any, and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment in legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its name by the Vice President of the Company and its corporate seal to be affixed hereto and attested by the Secretary of the Company.

DELMARVA POWER & LIGHT COMPANY By: ________________________________ Vice President Attest: ________________________________ Secretary [SEAL]
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TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:	JPMORGAN CHASE BANK, N.A. as Trustee By: ___________________________________ Authorized Officer

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DELMARVA POWER & LIGHT COMPANY 5.00% NOTE DUE NOVEMBER 15, 2014 (Continued)

          This Security is one of a duly authorized issue of securities of the Company (herein called the Securities), of the series designated 5.00% Notes due November 15, 2014, all issued and to be issued under an Indenture, dated as of November 1, 1988 (such Indenture, as originally executed and delivered and as thereafter supplemented and amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the Indenture) between the Company and JPMorgan Chase Bank, N.A. (as successor to Manufacturers Hanover Trust Company), as trustee (herein called the Trustee, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.

Optional Redemption

          The Securities of this series shall be redeemable at the option of the Company prior to the Stated Maturity of the principal thereof, in whole or in part, at any time. The Company shall give notice of its intent to redeem such Securities of this series at least 30 days but no more than 60 days prior to the Redemption Date. If the Company redeems all or any part of the Securities of this series pursuant to the provisions of this paragraph, it shall pay a Redemption Price equal to the greater of

(1) 100% of the principal amount of the Securities of this series being redeemed, and

(2)          the sum of the present values of the remaining scheduled payments of principal of and interest (not including the portion of any scheduled payment of interest which accrued prior to the Redemption Date) on the Securities of this series being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, accrued interest on those Securities to the Redemption Date.

          Treasury Rate means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

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          Comparable Treasury Issue means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

          Comparable Treasury Price means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date.

H.15 (519) means the weekly statistical release entitled H.15 (519) Selected Interest Rates or any successor publication published by the Board of Governors of the Federal Reserve System.
H.15 Daily Update means the daily update of H.15 (519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

          Reference Treasury Dealer means Credit Suisse First Boston LLC and its successors; provided, however, that if Credit Suisse First Boston LLC or its successor shall cease to be a primary United States Treasury securities dealer in New York City (a Primary Treasury Dealer) the Company shall substitute therefor another Primary Treasury Dealer.

          Reference Treasury Dealer Quotations means, with respect to any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

          The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series its calculation of the Redemption Price applicable to such redemption. Except with respect to the obligations of the Trustee expressly set forth in the foregoing definitions of Comparable Treasury Price and Reference Treasury Dealer Quotations, the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon, the Company's calculation of any Redemption Price of the Securities of this series.

          In lieu of stating the Redemption Price, notices of redemption of the Securities of this series shall state substantially the following: The Redemption Price of the Notes to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such Notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (not including the portion of any scheduled payment of interest which accrued prior to the Redemption Date) on the Notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury

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Rate (as defined in the Notes) plus 20 basis points, plus (b) accrued interest on the principal amount hereof to the Redemption Date.

          If at the time notice of redemption is given the redemption moneys are not on deposit with the Trustee or Paying Agent, as the case may be, then the redemption shall be subject to the receipt of such moneys prior to the Redemption Date, and such notice shall be of no effect unless such moneys are received.

          The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Security.

General Provisions
The Indenture contains provisions for the satisfaction and discharge of the entire indebtedness of the Securities of this series upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions, of the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such

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Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (c) such Holder or Holders shall have offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 60 days after receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding, and (e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in coin or currency, and in the manner, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the institutional trust services office of the Trustee or such other office or agency as may be designated by the Company in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and, thereupon, one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as required by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the Corporate Trust Office of the Trustee in The City of New York, New York.

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          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

          As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on this Security, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood by the Holder hereof that the Indenture and this Security are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), because of the indebtedness authorized herein or therein or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in this Security or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Security.

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